                            SCHEDULE 14C INFORMATION

   PROXY STATEMENT PURSUANT TO SECTION 14(c) OF THE SECURITIES EXCHANGE ACT
                           OF 1934 (AMENDMENT NO.   )

Check the appropriate box:

[ ]  Preliminary Information Statement   [ ]  Confidential, for Use of the
[X]  Definitive Information Statement         Commission Only (as permitted by
                                              Rule 14c-5(d)(2))


                          The Preferred Group of Mutual Funds
                       ---------------------------------------
                      (Name of Registrant as Specified In Charter)


Payment of Filing Fee (check the appropriate box):

[ ]      $125 per Exchange Act Rules 0-11(c)(1)(ii) or 14c-5(g)
[ ]      Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

           (1) Title of each class of securities to which transaction applies:

           _____________________________________________________________________
           (2)      Aggregate number of securities to which transaction applies:

           _____________________________________________________________________
           (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing is calculated and state how it was determined):

           _____________________________________________________________________
           (4)      Proposed maximum aggregate value of transaction:

           _____________________________________________________________________
           (5)      Total fee paid:

           _____________________________________________________________________

[X]      Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

           (1)      Amount Previously Paid:

           _____________________________________________________________________
           (2)      Form, Schedule or Registration Statement No.:

           _____________________________________________________________________
           (3)      Filing Party:

           _____________________________________________________________________
           (4)      Date Filed:

           _____________________________________________________________________

                        THE PREFERRED INTERNATIONAL FUND
                A SERIES OF THE PREFERRED GROUP OF MUTUAL FUNDS

                                                               November 10, 1995
                             INFORMATION STATEMENT

                              GENERAL INFORMATION

         This information statement, which was first mailed on or about November 10, 1995, is distributed in connection with action to be taken by written consent of the Majority Shareholders (as defined below) of the Preferred International Fund (the "Fund), a series of The Preferred Group of Mutual Funds (the "Trust"), on or about November 30, 1995, all as more fully described below. THIS DOCUMENT IS REQUIRED UNDER THE FEDERAL SECURITIES LAWS AND IS PROVIDED SOLELY FOR YOUR INFORMATION. WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

         The Trustees have set November 8, 1995 (the "Record Date") as the record date for determining the number of shares and the shareholders entitled to give consent and to receive this information statement. On the Record Date, 10,960,461.404 shares of the Fund were outstanding, and the Trustees and Officers of the Fund owned less than 1% of the Fund's outstanding shares. Information concerning shareholders who were known to be the beneficial owners of more than 5% of the Fund's shares as of the Record Date is set forth below.

                                             Amount and                        Percent
Name and Address                             Nature of                         of the
of Beneficial Owner                          Beneficial Ownership              Fund
-----------------------------------------------------------------------------------
Caterpillar Investment Trust 401(k) Plan     5,248,392.143                    47.88

Caterpillar Inc. Supplemental
Unemployment and Benefits                    3,539,569.769                    32.29
Group Insurance Trust A and Trust B
(together with the Caterpillar
Investment Trust 401(k) Plan, the
"Majority Shareholders")

Caterpillar Insurance Company Limited        911,695.042                       8.32

         The address of each of the shareholders listed above is 100 N.E. Adams Street, Peoria, Illinois 61629.

         As described more fully below, a transaction (the "Transaction") involving a transfer of the business of Mercator Asset Management, Inc. ("Old Mercator") to Mercator Asset Management, L.P. ("New Mercator") is expected to take place before the end of calendar 1995 and under relevant law will result in termination of the existing subadvisory agreement (the "Current Agreement") dated as of June 29, 1992 between Old Mercator and Caterpillar

Investment Management Ltd. ("CIML") with respect to the Fund. In order for a new subadvisory agreement between New Mercator and CIML with respect to the Fund (the "Proposed Agreement") to be put in place, the Investment Company Act of 1940, as amended (the "1940 Act"), requires approval of the Proposed Agreement by both the Trust's Board of Trustees and the Fund's shareholders.

         The Proposed Agreement was approved (to be effective upon consummation of the Transaction or shareholder approval, whichever is later) by all the Trustees, including those Trustees who are not "interested persons" or affiliates (as defined in the 1940 Act) of any party to the Proposed Agreement (the "Independent Trustees"), on October 25, 1995. The Trustees, including the Independent Trustees, have recommended approval of the Proposed Agreement by shareholders and the Majority Shareholders have indicated on a preliminary basis that they intend to grant such approval by written consent.

         A description of the Current Agreement and the Proposed Agreement, the services provided and to be provided thereunder, and procedures for termination and renewal is set forth below under "Description of Current and Proposed Agreements." Such description is qualified in its entirety by reference to the form of the Proposed Agreement set forth in Appendix A to this Information Statement. Additional information about New Mercator is set forth below under "Other Information."

         FURTHER INFORMATION CONCERNING THE FUND IS CONTAINED IN ITS MOST RECENT ANNUAL REPORT TO SHAREHOLDERS, WHICH MAY BE OBTAINED FREE OF CHARGE BY WRITING TO THE PREFERRED GROUP, P.O. BOX 8320, BOSTON, MA 02266-8320 OR BY TELEPHONING 1-800-662-4769.

                                THE TRANSACTION.

         On October 4, 1995, New Mercator, a Delaware limited partnership, was organized pursuant to the limited partnership agreement (the "Partnership Agreement") by and between four Florida corporations, JZT Corp., PXS Corp., KXB Corp. and MXW Corp., as general partners (collectively, the "General Partners" and each, a "General Partner"), and Old Mercator, as a limited partner. The General Partners, Old Mercator, the Prudential Asset Management Company, Inc. ("PAMCO") (which owns 100% of the outstanding common stock of Old Mercator), and John G. Thompson, Peter F. Spano, Kenneth B. Brown and Michael A. Williams (collectively, the "Principals") have also executed a contribution agreement (the "Contribution Agreement") dated October 4, 1995, pursuant to which New Mercator, subject to certain conditions, including the effective registration of New Mercator, will assume the investment advisory business of Old Mercator. The Principals are executive officers of Old Mercator and each of them is the President, Chief Executive Officer and sole shareholder of a General Partner of New Mercator.

         Under the Contribution Agreement, Old Mercator will transfer to New Mercator, in exchange for a limited partnership interest and New Mercator's assumption of Old Mercator's liabilities, all of its assets (excluding approximately $4,000,000 in cash), including Old Mercator's interest in investment advisory contracts with its other investment advisory clients.

Each of the General Partners will have a substantial interest in the profits of New Mercator. It is contemplated that New Mercator will provide advice to the Fund under substantially the same terms and utilizing the same investment professionals as Old Mercator, subject to the conditions set forth below.

         The consummation of the transaction to be effected by the Contribution Agreement (the "Transaction") is subject to several conditions, of which the principal conditions are: (i) submission of the Proposed Agreement to the shareholders of the Fund and the submission of a new subadvisory agreement to the other investment company client of Old Mercator; (ii) request by New Mercator and Old Mercator for the consent of Old Mercator's other clients to the assignment of Old Mercator's investment advisory contracts to New Mercator;
(iii) registration of New Mercator as an investment adviser (A) under the Investment Advisers Act of 1940 ("Advisers Act"), (B) in all jurisdictions in which Old Mercator is registered on the date of the Partnership Agreement, and
(C) in all jurisdictions in which New Mercator will be required to be registered in order to conduct business presently conducted by Old Mercator;
(iv) approval of the transaction by the board of directors of the Prudential Insurance Company of America; and (v) execution of a non-competition agreement by each of the Principals and New Mercator pursuant to which Old Mercator is a named third-party beneficiary.

         Old Mercator and the General Partners have informed the Trustees of the Trust that the Transaction is not expected to result in any change in the investment personnel providing subadvisory services to the Fund, although no assurance can be given that such a change will not occur. Old Mercator and the General Partners have also advised the Trustees that, at present, the Transaction should not result in New Mercator having a business or composition of the senior management or personnel materially different from that of Old Mercator, other than as described herein, nor should the manner in which New Mercator renders investment subadvisory services to the Fund be materially different from the manner in which Old Mercator renders subadvisory services to the Fund.

         Old Mercator and the General Partners have also informed the Fund that the parties to the Contribution Agreement have agreed that, in order to comply with Section 15(f) of the 1940 Act, they will not, for a period of two years following consummation of the Transaction, impose an "unfair burden" on the Fund. Section 15(f) provides a non-exclusive safe harbor for an investment company's investment adviser or any affiliated persons to receive any amount or benefit in connection with a change in control of the investment adviser as long as two conditions are met. First, for a period of three years after such change in control, at least 75% of the trustees of any fund whose management agreement terminates as a result of the change in control must not be interested persons of the adviser or the predecessor adviser. Second, an "unfair burden" must not be imposed on the investment company as a result of such change in control or any express or implied terms, conditions or understandings applicable thereto. The term "unfair burden" is defined in
Section 15(f) to include any arrangement during the two-year period after the change in control pursuant to which the investment adviser (including its predecessor or successor), or any interested person of any such adviser, receives or is entitled to receive any compensation, directly or indirectly, from the investment company or its security holders (other than fees for bona fide investment advisory or other services) or from any person in connection with the purchase or sale of securities or other property to, from or on behalf of the investment company (other than bona fide ordinary compensation as principal underwriter for such investment company). The Fund has been advised that Old Mercator and the General Partners, after due inquiry, are not aware of any express or implied term, condition, arrangement or understanding which would impose an "unfair burden" on the Fund as a result of the transaction. All fees and expenses incurred by the Fund relating to this Information Statement will be paid by parties other than the Fund and its shareholders.

                 DESCRIPTION OF CURRENT AND PROPOSED AGREEMENTS

         In order to assist it in carrying out its responsibilities as manager of the Fund, CIML has retained Old Mercator under the Current Agreement to render advisory services to the Fund under the supervision of CIML and the Trustees of the Trust. The sole initial shareholder of the Fund approved the Current Agreement on June 30, 1992. The Trustees of the Trust last approved the continuance of the Current Agreement, effective on and after June 29, 1995, at a meeting held on April 26, 1995.

         CIML pays the fees of Old Mercator under the Current Agreement and, under the Proposed Agreement, will pay the fees of New Mercator. Under the Current Agreement, Old Mercator receives a fee based on the Fund assets managed or advised by Old Mercator (the "Fund Assets") together with any other assets managed or advised by Old Mercator relating to Caterpillar Inc. or any of its affiliates. (The Fund Assets together with such other assets are collectively referred to as the "Combined Assets.") The subadvisory fee is calculated based on the average quarterly net asset value, determined as of the last business day of each month in the calendar quarter, of the Combined Assets at the annual rate of 0.75% of the first $50 million of Combined Assets and 0.60% of Combined Assets in excess of $50 million. This amount is then allocated based upon the ratio of Fund Assets to Combined Assets. Old Mercator has agreed to waive a portion (0.15% of Combined Assets) of its fee under the Current Agreement with respect to Combined Assets in excess of $300 million. The fees paid to Old Mercator by CIML are higher than the management fees paid by most other mutual funds. CIML has informed the Trust that for the fiscal year ended June 30, 1995, Old Mercator was paid $677,479.

         THE PROPOSED AGREEMENT IS IDENTICAL TO THE CURRENT AGREEMENT, EXCEPT FOR (I) THE REPLACEMENT OF OLD MERCATOR BY NEW MERCATOR AS SUBADVISER, (II) THE ADDITION OF A NEW SUBADVISORY FEE BREAKPOINT AT AVERAGE COMBINED ASSETS IN EXCESS OF $300 MILLION, (III) CERTAIN CLARIFYING CHANGES TO THE DEFINITION OF "PLAN ASSETS," AND (IV) A NEW EFFECTIVE DATE.

         Under the Proposed Agreement, CIML will pay New Mercator for its subadvisory services with respect to the Fund a fee, calculated as described above, at the annual rate of

0.75% of the first $50 million of Combined Assets, 0.60% of the next $250 million of Combined Assets and 0.45% of Combined Assets in excess of $300 million. The fees to be paid to New Mercator by CIML are higher than the management fees paid by most other mutual funds. Because Old Mercator has agreed to waive a portion of its fees on Combined Assets in excess of $300 million under the Current Agreement, the compensation payable to New Mercator under the Proposed Agreement will be the same as that payable under the Current Agreement (after giving effect to the waiver). Had the Proposed Agreement been in effect throughout the Fund's 1995 fiscal year, CIML would have paid New Mercator $636,712.

         The Current and Proposed Agreements provide that, subject to the supervision of the Trustees and CIML, each of Old Mercator and New Mercator, respectively, will furnish continuously an investment program for the Fund, make investment decisions on behalf of the Fund and place all orders for the purchase and sale of portfolio securities and all other investments in accordance with its Prospectus and Statement of Additional Information. The Current and Proposed Agreements also require each of Old Mercator and New Mercator, respectively, to furnish, at its expense, (i) all necessary investment and management facilities, including salaries of personnel, required for it to execute its duties hereunder faithfully and (ii) administrative facilities, including bookkeeping, clerical personnel and equipment necessary for the efficient conduct of the investment affairs of the Fund, including oversight of the pricing of the Fund's portfolio and assistance in obtaining prices for portfolio securities (but excluding determination of net asset value, shareholder accounting services and fund accounting services).

         Each of the Current and Proposed Agreements provides that it will continue in effect for an initial term of two years from its date of execution (which, in the case of the Proposed Agreement, is expected to be approximately the time of the consummation of the Transaction) and thereafter so long as it is approved at least annually in accordance with the 1940 Act. The 1940 Act requires that, after the initial two-year term, all subadvisory agreements be approved at least annually by (i) the vote, cast in person at a meeting called for the purpose, of a majority of the Independent Trustees and (ii) the majority vote of the full Board of Trustees or the vote of a majority of the outstanding voting securities (as defined in the 1940 Act) of the Fund. Each of the Current and Proposed Agreements terminates automatically in the event of its assignment, and may be terminated without penalty by the Trust at any time, on written notice to CIML and the relevant subadviser, by CIML on sixty days' written notice to the relevant subadviser and by the relevant subadviser on ninety days' written notice to CIML and the Trust. Each of the Current and Proposed Agreements may be amended only by the affirmative vote of the holders of a "majority of the outstanding voting securities" of the Fund (as defined in the 1940 Act).

         The Current and Proposed Agreements provide that Old Mercator and New Mercator, respectively, shall not be subject to any liability to the Trust, the Fund or CIML, or to any shareholder, officer, director or Trustee thereof, for any act or omission in the course of, or connected with, rendering services thereunder, in the absence of willful misfeasance, bad faith, gross negligence or reckless disregard of its obligations and duties by Old Mercator or New Mercator, as the case may be.

                              SHAREHOLDER CONSENT

         Approval of the Proposed Agreement will require the consent of a "majority of the outstanding voting securities" of the Fund (as defined in the 1940 Act), which means the affirmative vote of the lesser of (1) more than 50% of the outstanding shares of the Fund or (2) 67% or more of the shares of the Fund present at the meeting if more than 50% of the outstanding shares of the Fund are represented at the meeting in person or by proxy. As stated above, the Majority Shareholders have indicated that, as permitted by the Trust's by-laws, they intend to execute a consent to be effective on or about November 29, 1995, which would by itself constitute the necessary shareholder approval under the 1940 Act. NO ACTION IS REQUIRED TO BE TAKEN BY YOU AS A SHAREHOLDER OF THE FUND; THIS INFORMATION STATEMENT IS FURNISHED TO YOU FOR YOUR INFORMATION ONLY IN LIGHT OF RELEVANT FEDERAL SECURITIES LAWS. If the Transaction is not consummated, the Current Agreement will remain in effect.

                               OTHER INFORMATION

         TRUSTEE REVIEW. The Trustees, including the Independent Trustees, reviewed all material provided by New Mercator and its affiliates, and requested and received all information which they deemed relevant to form a judgment as to whether the Proposed Agreement is in the best interests of the Fund and its shareholders.

         A primary consideration of the Independent Trustees was New Mercator's representation that it expects no diminution in the scope and quality of subadvisory and other services to be provided by New Mercator under the Proposed Agreement from that provided by Old Mercator under the Current Agreement. The Independent Trustees considered the fact that the Proposed Agreement would, except as described herein, have terms and conditions identical to those of the Current Agreement, and considered certain representations of New Mercator (and its affiliates), described above in the section entitled "The Transaction," with respect to its plans for the Fund.

         In their consideration of the Proposed Agreement, the Trustees noted that New Mercator may receive research services from brokers in connection with portfolio securities transactions for the Fund. The Trustees realize that research services furnished by brokers through which the Fund effects securities transactions may be used by New Mercator in advising other accounts that it advises. Conversely, research services furnished to New Mercator in connection with other accounts New Mercator advises may be used by New Mercator in advising the Fund. No material change in brokerage arrangements is contemplated to result from the approval of Proposed Agreement, however.

         CATERPILLAR INVESTMENT MANAGEMENT LIMITED. CIML serves as manager of the Fund pursuant to a management contract (the "Management Contract") dated as of June 29, 1992. The sole initial shareholder of the Fund approved the Management Contract on June 10, 1992, and the Trustees of the Trust last approved the continuance of the Management Contract at a meeting held on April 26, 1995.

         Under the Management Contract, subject to the control of the Trustees, CIML has agreed to furnish continuously an investment program for the Fund, make investment decisions on behalf of the Fund and place all orders for the purchase and sale of portfolio securities and all other investments in accordance with its Prospectus and Statement of Additional Information. The Management Contract expressly permits advisory services to be delegated to and performed by a subadviser. CIML also manages, supervises and conducts the other affairs and business of the Trust, furnishes office space and equipment, provides bookkeeping and certain clerical services and pays all salaries, fees and expenses of the officers and Trustees of the Trust who are affiliated with CIML.

        Under the Management Contract, the Fund pays CIML a monthly fee based on average net assets of the Fund at an annual rate of 0.95% of such average net assets. The management fees paid to CIML are higher than those paid by most other mutual funds. For the fiscal year ended June 30, 1995, the Fund paid CIML $1,046,409. Under the Management Contract, the Fund bears all expenses of the Fund not expressly assumed by CIML. CIML's compensation under the Management Contract is subject to reduction to the extent that in any year the expenses of the Fund exceed the limits on investment company expenses imposed by any statute or regulatory authority of any jurisdiction in which shares of the Fund are qualified for offer or sale.

         The Management Contract provides that CIML shall not be subject to any liability in connection with the performance of its services thereunder in the absence of willful misfeasance, bad faith, gross negligence or reckless disregard of its obligations and duties.

         The directors and principal executive officer of CIML are: P. Michael Pond, President and Director, and Robert C. Franz, Vice President and Director. The principal occupation of each of CIML's directors and principal executive officer is as a director or executive officer of CIML and certain of its corporate affiliates. Mr. Pond also serves as Trustee, Chairman and President of the Trust. In addition, Ms. Carol K. Burns, Manager of Marketing for CIML, serves as Vice President and Assistant Clerk of the Trust, Mr. Fred Kaufman, Vice President and Treasurer of CIML, serves as Vice President and Treasurer of the Trust, Mr. Richard P. Konrath, Clerk of CIML, serves as Clerk of the Trust, and James F. Masterson, Director, Investor Relations for Caterpillar Inc., serves as Trustee of the Trust. CIML is a Delaware corporation and a wholly-owned subsidiary of Caterpillar Inc., a Delaware corporation. The address of the principal executive offices of each of CIML, and of its directors and principal executive officer; Caterpillar Securities Inc., the Trust's principal underwriter; the Fund and Caterpillar Inc. is 100 N.E. Adams Street, Peoria, Illinois 61629.

         NEW MERCATOR. The principal business of each of the General Partners of New Mercator is as a General Partner of New Mercator, and the principal occupation of each of the Principals is as the President, Chief Executive Officer and sole shareholder of a General Partner. The mailing address of each General Partner and Principal of New Mercator is 2400 East Commercial Boulevard, Suite 810, Fort Lauderdale, FL 33308.

         Old Mercator also serves, and New Mercator expects to serve, as subadviser to the International Stock Fund, a series of The Prudential Institutional Fund, a registered investment company with assets of approximately $136,685,222 as of September 30, 1995. Old Mercator receives fees for such subadvisory services at the rate of 0.75% of the first $50 million of such fund's assets and 0.60% of such fund's assets in excess of $50 million. New Mercator expects to receive fees for such subadvisory services at the rate of 0.75% of the first $50 million of such fund's assets, 0.60% of the next $250 million of such fund's assets and 0.45% of such fund's assets in excess of $300 million.

         AFFILIATED BROKERAGE AND FEES TO OLD MERCATOR OR NEW MERCATOR. For the fiscal year ended June 30, 1995, the Fund paid no brokerage commissions to any affiliated person (or any affiliated person of such person) of the Fund, and paid no fees to either Old Mercator or New Mercator. The Trust has been informed by CIML that CIML paid fees of $677,479 to Old Mercator for the fiscal year ended June 30, 1995. During the fiscal year ended July 30, 1995, the Preferred Value Fund, another series of the Trust and an affiliate of the Fund, paid $3,918 in brokerage commissions to Prudential Securities, Inc., an affiliate of Old Mercator.

            WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED
                             NOT TO SEND US A PROXY

                                                                      APPENDIX A

                          PREFERRED INTERNATIONAL FUND

                              SUBADVISER AGREEMENT


         Subadviser Agreement executed as of ________ __, 1995 between CATERPILLAR INVESTMENT MANAGEMENT LTD., a Delaware corporation (the "Manager"), and MERCATOR ASSET MANAGEMENT, L.P., a Delaware limited partnership (the "Subadviser").

                                  WITNESSETH:


         That in consideration of the mutual covenants herein contained, it is agreed as follows:

1.       SERVICES TO BE RENDERED BY SUBADVISER TO THE TRUST.

         (a) Subject always to the control of the trustees of The Preferred Group of Mutual Funds (the "Trustees"), a Massachusetts business trust (the "Trust"), the Subadviser, at its expense, will furnish continuously an investment program for the Preferred International Fund series of the Trust (the "Fund") and will make investment decisions on behalf of the Fund and place all orders for the purchase and sale of portfolio securities and all other investments. In the performance of its duties, the Subadviser (i) will comply with the provisions of the Trust's Agreement and Declaration of Trust and By-laws, including any amendments thereto (upon receipt of such amendments by the Subadviser), and the investment objectives, policies and restrictions of the Fund as set forth in its current Prospectus and Statement of Additional Information (copies of which will be supplied to the Subadviser upon filing with the Securities and Exchange Commission), (ii) will use its best efforts to safeguard and promote the welfare of the Fund, (iii) will comply with other policies which the Trustees or the Manager, as the case may be, may from time to time determine as promptly as practicable after such policies have been communicated to the Subadviser in writing, and (iv) shall exercise the same care and diligence expected of the Trustees. The Subadviser and the Manager shall each make its officers and employees available to the other from time to time at reasonable times to review investment policies of the Fund and to consult with each other regarding the investment affairs of the Fund.

         (b) The Subadviser, at its expense, will furnish (i) all necessary investment and management facilities, including salaries of personnel, required for it to execute its duties hereunder faithfully and (ii) administrative facilities, including bookkeeping, clerical personnel and equipment necessary for the efficient conduct of the investment affairs of the Fund, including oversight of the pricing of the Fund's portfolio and assistance in obtaining prices for portfolio securities (but excluding determination of net asset value, shareholder accounting services and fund accounting services).

         (c) In the selection of brokers, dealers or futures commissions merchants (collectively, "brokers") and the placing of orders for the purchase and sale of portfolio investments for the Fund, the Subadviser shall seek to obtain for the Fund the most favorable price and execution available, except to the extent it may be permitted to pay higher brokerage commissions for brokerage and research services as described below. In using its best efforts to obtain for the Fund the most favorable price and execution available, the Subadviser, bearing in mind the Fund's best interests at all times, shall consider all factors it deems relevant, including, by way of illustration, price, the size of the transaction, the nature of the market for the security, the amount of the commission, the timing of the transaction taking into account market prices and trends, the reputation, experience and financial stability of the broker involved and the quality of service rendered by the broker in other transactions. Subject to such policies as the Trustees may determine and communicate to the Subadviser in writing, the Subadviser shall not be deemed to have acted unlawfully or to have breached any duty created by this Agreement or otherwise solely by reason of its having caused the Fund to pay a broker that provides brokerage and research services to the Subadviser or any affiliated person of the Subadviser an amount of commission for effecting a portfolio investment transaction in excess of the amount of commission another broker would have charged for effecting that transaction, if the Subadviser determines in good faith that such amount of commission was reasonable in relation to the value of the brokerage and research services provided by such broker, viewed in terms of either that particular transaction or the Subadviser's overall responsibilities with respect to the Fund and to other clients of the Subadviser and any affiliated person of the Subadviser as to which the Subadviser or any affiliated person of the Subadviser exercises investment discretion. The Trust agrees that any entity or person associated with the Subadviser or any affiliated person of the Subadviser which is a member of a national securities exchange is authorized to effect any transaction on such exchange for the account of the Fund which is permitted by Section 11(a) of the Securities Exchange Act of 1934, as amended (the "1934 Act"), and Rule 11a2-2(T) thereunder, and the Trust hereby consents to the retention of compensation for such transactions in accordance with Rule 11a2-2(T)(2)(iv).

         (d) The Subadviser shall not be obligated to pay any expenses of or for the Trust or of or for the Fund not expressly assumed by the Subadviser pursuant to this Section 1.

2.       OTHER AGREEMENTS, ETC.

         It is understood that any of the shareholders, Trustees, officers and employees of the Trust may be a shareholder, partner, director, officer or employee of, or be otherwise interested in, the Subadviser, and in any person controlling, controlled by or under common control with the Subadviser, and that the Subadviser and any person controlling, controlled by or under common control with the Subadviser may have an interest in the Trust. It is also understood that the Subadviser and persons controlling, controlled by or under common control with the Subadviser have and may have advisory, management service, distribution or other contracts with other organizations and persons, and may have other interests and businesses.

3.       COMPENSATION TO BE PAID BY THE MANAGER TO THE SUBADVISER.

         The Manager will pay to the Subadviser as compensation for the Subadviser's services rendered, for the facilities furnished and for the expenses borne by the Subadviser pursuant to Section 1, a fee in accordance with Schedule A of this Agreement.

4.       ASSIGNMENT TERMINATES THIS AGREEMENT; AMENDMENTS OF THIS AGREEMENT.

         This Agreement shall automatically terminate, without the payment of any penalty, in the event of its assignment or in the event that the Management Contract dated as of June 29, 1992 between the Manager and the Trust, with respect to the Fund, shall have terminated for any reason, and the Manager shall provide notice of any such termination of the Management Contract to the Subadviser; and this Agreement shall not be amended unless such amendment be approved by the affirmative vote of a majority of the outstanding shares of the Fund, and by the vote, cast in person at a meeting called for the purpose of voting on such approval, of a majority of the Trustees who are not interested persons of the Trust or of the Manager or of the Subadviser.

5.       EFFECTIVE PERIOD AND TERMINATION OF THIS AGREEMENT.

         This Agreement shall become effective upon its execution, and shall remain in full force and effect continuously thereafter (unless terminated automatically as set forth in Section 4) until terminated as follows:

         (a) The Trust may at any time terminate this Agreement by written notice delivered or mailed by registered mail, postage prepaid, to the Manager and the Subadviser, or

         (b) If (i) the Trustees or the shareholders of the Trust by the affirmative vote of a majority of the outstanding shares of the Fund, and (ii) a majority of the Trustees who are not interested persons of the Trust or of the Manager or of the Subadviser, by vote cast in person at a meeting called for the purpose of voting on such approval, do not specifically approve at least annually the continuance of this Agreement, then this Agreement shall automatically terminate at the close of business on the second anniversary of its execution, or upon the expiration of one year from the effective date of the last such continuance, whichever is later; provided, however, that if the continuance of this Agreement is submitted to the shareholders of the Fund for their approval and such shareholders fail to approve such continuance of this Agreement as provided herein, the Subadviser may continue to serve hereunder in a manner consistent with the Investment Company Act of 1940, as amended (the "1940 Act"), and the rules and regulations thereunder, or

         (c) The Manager may at any time terminate this Agreement by not less than 60 days' written notice delivered or mailed by registered mail, postage prepaid, to the Subadviser, and the Subadviser may at any time terminate this Agreement by not less than 90 days' written notice delivered or mailed by registered mail, postage prepaid, to the Manager.

         Action by the Trust under paragraph (a) above may be taken either (i) by vote of a majority of the Trustees, or (ii) by the affirmative vote of a majority of the outstanding shares of the Fund.

         Termination of this Agreement pursuant to this Section 5 shall be without the payment of any penalty.

6.       CERTAIN INFORMATION.

         The Subadviser shall promptly notify the Manager in writing of the occurrence of any of the following events: (a) the Subadviser shall fail to be registered as an investment adviser under the Investment Advisers Act of 1940, as amended from time to time, and under the laws of any jurisdiction in which the Subadviser is required to be registered as an investment adviser in order to perform its obligations under this Agreement or any other agreement concerning the provision of investment advisory services to the Trust, (b) the Subadviser shall have been served or otherwise have notice of any action, suit, proceeding, inquiry or investigation, at law or in equity, before or by any court, public board or body, involving the affairs of the Trust, (c) there is a change in control of the Subadviser or any parent of the Subadviser within the meaning of the 1940 Act or (d) there is a material adverse change in the business or financial position of the Subadviser.

7.       CERTAIN DEFINITIONS.

         For the purposes of this Agreement, the "affirmative vote of a majority of the outstanding shares" means the affirmative vote, at a duly called and held meeting of shareholders, (a) of the holders of 67% or more of the shares of the Fund present (in person or by proxy) and entitled to vote at such meeting, if the holders of more than 50% of the outstanding shares of the Fund entitled to vote at such meeting are present in person or by proxy, or (b) of the holders of more than 50% of the outstanding shares of the Fund entitled to vote at such meeting, whichever is less.

         For the purposes of this Agreement, the terms "affiliated person," "control," "interested person" and "assignment" shall have their respective meanings defined in the 1940 Act and the rules and regulations thereunder, subject, however, to such exemptions as may be granted by the Securities and Exchange Commission under the 1940 Act; the term "specifically approve at least annually" shall be construed in a manner consistent with the 1940 Act and the rules and regulations thereunder; and the term "brokerage and research services" shall have the meaning given in the 1934 Act and the rules and regulations thereunder.

8.       NONLIABILITY OF SUBADVISER.

         In the absence of willful misfeasance, bad faith or gross negligence on the part of the Subadviser, or reckless disregard of its obligations and duties hereunder, the Subadviser shall not be subject to any liability to the Manager, to the Trust, to the Fund, or to any shareholder, officer, director or Trustee thereof, for any act or omission in the course of, or connected with, rendering services hereunder.

9.       EXERCISE OF VOTING RIGHTS.

         Except with the agreement or on the specific instructions of the Trustees or the Manager, the Subadviser shall exercise or procure the exercise of any voting right attaching to investments of the Fund.

10.      NOTICES.

         All notices, requests and consents shall be in writing and shall be personally delivered or mailed by registered mail, postage prepaid, to the other party at such address as may be furnished in writing by such party.

         IN WITNESS WHEREOF, CATERPILLAR INVESTMENT MANAGEMENT LTD. and MERCATOR ASSET MANAGEMENT, L.P. have each caused this instrument to be signed in duplicate on its behalf by its duly authorized representative, as of the day and year first above written.


                                          CATERPILLAR INVESTMENT MANAGEMENT LTD.


                                      By:     __________________________________
                                              Title:


                                      MERCATOR ASSET MANAGEMENT, L.P.


                                      By:     __________________________________
                                              Title:


         A copy of the Agreement and Declaration of Trust of the Trust is on file with the Secretary of State of The Commonwealth of Massachusetts, and notice is hereby given that this instrument is executed on behalf of the Trustees of the Trust as Trustees and not individually and that the obligations of this instrument are not binding upon any of the Trustees, officers or shareholders of the Trust but are binding only upon the assets of the Fund.


                                          THE PREFERRED GROUP OF MUTUAL FUNDS


                                      By:__________________________________

                                   SCHEDULE A

         1. For purposes of calculating the fee to be paid to the Subadviser under this Agreement:

                 "Fund Assets" shall mean the net assets of the Fund;

         "Plan Assets" shall mean the net assets of the portion of assets managed by the Subadviser, excluding the Fund, (i) of any constituent fund of the Caterpillar Investment Management Ltd. Tax Exempt Group Trust, (ii) of any assets managed or advised by the Manager for which the Subadviser has been appointed Subadviser by the Manager, (iii) of Caterpillar Inc. or any of its subsidiaries or (iv) of any employee benefit plan sponsored by Caterpillar Inc. or any of its subsidiaries;

        "Combined Assets" shall mean the sum of Fund Assets and Plan Assets; and

         "Average Quarterly Net Assets" shall mean the average of the net asset value of the Fund Assets, Plan Assets or Combined Assets, as the case may be, as of the last business day of each month in the calendar quarter.

         2. The Subadviser fee shall be paid in arrears (within 10 days of receipt by the Manager of an invoice from the Subadviser) based upon the Average Quarterly Net Assets of the Combined Assets during the preceding calendar quarter. The fee payable for the calendar quarter shall be calculated by applying the annual rate, as set forth in the fee schedule below, to the Average Quarterly Net Assets of the Combined Assets, and dividing by four. The portion of the quarterly fee to be paid by the Manager shall be prorated based upon the Average Quarterly Net Assets of the Fund Assets as compared to the Average Quarterly Net Assets of the Combined Assets. For a calendar quarter in which this Agreement becomes effective or terminates, the portion of the Subadviser fee due hereunder shall be prorated on the basis of the number of days that the Agreement is in effect during the calendar quarter.

         3. The following fee schedule shall be used to calculate the fee to be paid to the Subadviser under this Agreement:

                     First                     Next                      Over
                 $50 Million               $250 Million             $300 Million
                 -----------               ------------             ------------
                    0.75%                     0.60%                      0.45%